UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 15, 2016, Gaming and Leisure Properties, Inc. ("GLPI" or the "Company") held a Special Meeting of Shareholders (the "Special Meeting"). A total of 117,265,314 shares of the Company's common stock were entitled to vote as of February 8, 2016, the record date for the Special Meeting, of which a quorum of 101,454,149 were present in person or by proxy at the Special Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. To approve the issuance of shares of common stock of GLPI, $0.01 par value per share, to stockholders of Pinnacle Entertainment, Inc. ("Pinnacle") in connection with the Agreement and Plan of Merger, dated as of July 20, 2015, by and among GLPI, Gold Merger Sub, LLC, a wholly owned subsidiary of GLPI, and Pinnacle (the "share issuance proposal").

For	Against	Abstentions
100,926,680	464,609	62,860

PROPOSAL 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal.

For	Against	Abstentions
98,397,590	3,010,278	46,281

Item 8.01. Other Events.

On March 15, 2016, GLPI issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by GLPI, dated March 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2016	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

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